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                                                                  EXHIBIT 10.41
1994 MOMED HOLDING CO. PROXY STATEMENT


                        RECIPROCAL ASSISTANCE AGREEMENT

         This RECIPROCAL ASSISTANCE AGREEMENT dated as of July 21, 1994 (the "Agreement") by and between MISSOURI STATE MEDICAL ASSOCIATION, a Missouri not-for-profit corporation ("MSMA") and MISSOURI MEDICAL INSURANCE CO., a Missouri corporation ("MOMEDICO").


                              W I T N E S S E T H:


         WHEREAS, it is in the best interests of MSMA that there be always readily available to members of the medical profession in the State of Missouri professional liability insurance and risk management products and services; and

         WHEREAS, MOMEDICO has been formed for the purpose of and now makes available to members of the medical profession in the State of Missouri, professional liability insurance and other risk management products and services; and

         WHEREAS, MSMA and MOMEDICO desire to cooperate and provide assistance to one another in an effort to insure that professional liability insurance and other necessary risk management products and services will continue to be available at an appropriate cost to members of the medical profession in the State of Missouri; and

         WHEREAS, MSMA and MOMEDICO wish to provide such cooperation and assistance as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises, premises, and obligations of the respective parties set forth herein, it is hereby covenanted and agreed as follows:

         1. During the term of this Agreement MSMA shall (a) list MOMEDICO in MSMA's resource directory as a provider of authorized member services, (b) include MOMEDICO in its list of vendors to MSMA, (c) place and maintain MOMEDICO in any and all MSMA lists of endorsed providers of member services,
(d) provide MOMEDICO with as great an opportunity for selection of booths designated as available for professional liability insurers at all conventions sponsored by MSMA (which include professional liability insurers) as any other professional liability insurer, (e) nor more than six (6) times per calendar year unless otherwise agreed by the parties, provide to MOMEDICO, within twenty
(20) days after receipt of a written request therefor, mailing labels for MSMA members, and (f) refer inquiries regarding professional liability insurance and risk management matters to MOMEDICO.

         2. During the term of this Agreement, MOMEDICO agrees that it will (a) allow MSMA to list MOMEDICO as a provider of authorized member services in each resource directory published by MSMA, (b) permit MSMA to include MOMEDICO in its list of vendors to MSMA, (c) respond with due diligence to all inquiries regarding professional liability insurance and risk management matters received directly from members of or by referral from MSMA, (d) participate in conventions sponsored by MSMA which include professional liability insurers by staffing a booth at such conventions which shall provide information regarding professional liability insurance and risk management products and services provided by MOMEDICO, (e) make presentations with respect to professional liability and risk management issues at all seminars and conferences sponsored by MSMA which address such subjects, and (f) pay to MSMA within thirty (30) days of invoice reasonable charges by MSMA for the provision of MSMA member mailing labels, such charges not to exceed $.10 per label.

         3. The term of this Agreement shall begin immediately upon approval of this Agreement by the MOMED stockholders at their annual meeting to be held on August 16, 1994, and shall expire sixty (60) months thereafter. Notwithstanding the foregoing, this Agreement shall not become operative, despite approval by the MOMED stockholders at their annual meeting, if this Agreement has not been approved by the Executive Committee of MSMA on or before August 1, 1994.

         4. Any and all notices or other writings that are required or permitted under any of the provisions of this Agreement shall be in writing and shall be deemed sufficiently given if mailed by certified Mail addressed to the party concerned as follows:


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         If addressed to MSMA:

                 Missouri State Medical Association
                 113 Madison Street
                 P.O. Box 1028
                 Jefferson City, Missouri 65102
                 Attention: President

         with a copy to:

                 Bryan Cave
                 One Metropolitan Square, Suite 3600
                 St. Louis, Missouri 63102
                 Attention: Mr. Mark H. Goran, Esq.

         If addressed to MOMEDICO:

                 Missouri Medical Insurance Co.
                 8630 Delmar Boulevard, Suite 100
                 St. Louis, Missouri 63124
                 Attention: President and Chief Executive Officer

         with a copy to:

                 Lewis, Rice & Fingersh
                 500 North Broadway, Suite 2000
                 St. Louis, Missouri 63102
                 Attention: Mr. John K. Pruellage, Esq.

or any other addresses of which either party shall notify the other in writing.





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         IN WITNESS WHEREOF, the parties hereto have caused this Reciprocal
Assistance Agreement to be executed as indicated below.

                                       MISSOURI STATE MEDICAL ASSOCIATION



                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------
                                       Date:
                                            ----------------------------------



                                       MISSOURI MEDICAL INSURANCE CO.



                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------
                                       Date:
                                            ----------------------------------





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